PURCHASE AND SALE AGREEMENT


     This Agreement is made and entered into this 1st day of November, 1996, by and between PLANTATION ASSOCIATES, L.P. a
Delaware limited partnership ("Seller"), and CAREY DEAN ERWIN, an
Oregon resident, or his assignee ("Purchaser").

PURCHASE AND SALE

1. On the terms and conditions set forth herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller the following:

     a. The real property situated in the state of Oregon, which is more particularly described in Exhibit A attached hereto (the "Real Property") and the improvements on the Real Property that constitute the 100 bed long term care facility commonly known as Plantation Care Center and located in Salem, Oregon (the "Facility").

     b. All equipment, furniture, fixtures, inventory (including linens, dietary supplies and housekeeping supplies but speci-fically excluding food and other consumable inventories) and other tangible and intangible personal property owned by Seller and located on the Real Property or used in connection with the operation of the Facility, including but not limited to, entitlements, telephone numbers, any right, title or interest which Seller may have in and to any service marks, trademarks or trade names owned or employed by Seller in conjunction with the operation of the Facility specifically including the name "Plantation Care Center" and any trade names and trade marks related thereto and goodwill associated therewith, and all motor vehicles owned or leased by Seller and used in conjunction with the operation of the business conducted at the Facility, but specifically excluding cash, cash equivalents and accounts receivable for the period prior to the Closing Date (as defined below) (the "Personal Property"), which Personal Property is more particularly described in Exhibit B.

     c. The food and other consumable inventories located at, and usable in the operation of, the Facility on the Closing Date
     (the "Consumables").

     Hereinafter the foregoing shall sometimes be collectively referred to as "Seller's Assets."

CONSIDERATION

2.   a.   The purchase price payable by Purchaser to Seller for
Seller's Assets shall be One Hundred and no/100 Dollars ($100.00) and shall be payable in cash at Closing. In addition, Purchaser shall assume that Amended and Restated Promissory Note dated December 31, 1996 executed by Seller and by Seller's general partner, Consolidated Resources Health Care Fund V in favor of Evergreen Health Care, Inc. ("Evergreen") in the original principal amount of One Million Two Hundred Fifty Thousand and no/100 Dollars ($1,250,000), with a current outstanding principal balance of approximately One Million Two Hundred Fifty Thousand and no/100 Dollars ($1,250,000) (the "Evergreen Note") and shall reduce the principal balance thereof by Two Hundred Fifty Thousand and no/100 Dollars ($250,000) (the "Evergreen Principal Paydown Payment") to One Million and no/100 Dollars ($1,000,000) (the "Adjusted Principal Balance"), subject, however, to the execution and recording at Closing by Evergreen and Purchaser of such documents as may be necessary to amend the Evergreen Note on the terms reflected in that letter dated April 17, 1996 from Todd Andrews to Purchaser, a true and correct copy of which is attached hereto as Exhibit C, and subject to such further modifications to the Evergreen Note as may be required by Purchaser. Seller acknowledges and agrees that Purchaser may pay a portion of the Evergreen Principal Paydown Payment by directing it to pay the Cost/Deferred Maintenance Payment (as defined below) to Evergreen or the current holder of the Note, as applicable.

     b. Seller acknowledges and agrees that the Seller's Assets are in need of certain repairs and in consideration for Purchaser acquiring Seller's Assets in their current physical condition, subject, however, to Seller's representations and warranties set forth herein, and agreeing to pay certain closing costs for which Seller might otherwise be responsible, Seller agrees to remit to Purchaser at Closing a payment in immediately available funds in the amount of Two Hundred Thousand and no/100 Dollars ($200,000).

     Except as specifically provided in this Agreement, Purchaser does not hereby or in connection herewith assume any liability of Seller whatsoever in relation to Seller's Assets, the Real
Property, the Personal Property or the Facility which relates to the period prior to Closing.

CLOSING

3. The Closing of the purchase and sale under this Agreement (the "Closing") shall take place on or before November 1, 1996 (provided all of the conditions to closing set forth in Paragraphs 13 and 14 have been satisfied or waived) (the "Closing Date"); provided, however, that Purchaser shall have the right on written notice to Seller delivered on or prior to the Closing Date to extend the Closing Date for a period of up to thirty one (31) days in the event all of the conditions to closing other than that set forth in Paragraph 13(i) have been satisfied or waived as of November 1, 1996; and provided, further, that Seller shall have the right to extend the Closing Date for a period of up to thirty one (31) days in the event all of the conditions to closing other than those set forth in Paragraphs 13(d), (e), (f) or (g) have been satisfied or waived and Seller is diligently pursuing satisfaction of said conditions. Closing shall occur at the Portland, Oregon offices of Lawyers Title Insurance Company or at such other place as Purchaser and Seller may mutually agree. Time is of the essence hereto.

CONVEYANCE

4. Conveyance of the Seller's Assets to Purchaser shall be effected by a Warranty Deed and Bill of Sale in form and substance substantially the same as those attached hereto as Exhibits D and
E. Fee simple insurable title to the Real Property and indefeasible title to the Personal Property shall be conveyed from Seller to Purchaser free and clear of all liens, charges, easements and encumbrances of any kind, other than the following:

     a.   Liens for real estate taxes not yet due and payable;

     b. Such items of record as described in the Title Report (as defined below) which are not objected to by Purchaser in accordance with the terms of Paragraph 11(a)(ii);

     c. All laws, ordinances and governmental regulations, including, but not limited to, all applicable building, zoning, land use and environmental ordinances and regulations; provided, however, that the provisions of this clause (c) shall be subject to Purchaser's right to object thereto and Seller's agreement to take corrective action in response to said objections all as specified more fully in Paragraph 11(a)(ii); and

     d. The rights of the residents of the Facility under written admission agreements.

COSTS, PRORATIONS AND ADJUSTMENTS

5. The costs of the transaction and the expenses related to the ownership and operation of the Seller's Assets shall be allocated among Seller and Purchaser as follows:

     a. Purchaser shall pay any transfer or documentary stamp tax due on the recording of the Deed.

     b. Purchaser shall pay any sales tax due on the sale of the Personal Property.

     c. Seller shall pay the cost of the Title Report and title insurance policy issued pursuant thereto and the ALTA survey required to deliver the same; provided, however, Purchaser shall pay the cost of any title endorsements requested by Purchaser.

     d. Seller shall pay for an Phase I Environmental Assessment of the Seller's Assets.

     e. All revenues (including but not limited to rent due from the residents of the Facility) and expenses (including but not limited to payroll and employee benefits) related to the ownership or operation of the Seller's Assets shall be prorated as of the Closing Date, with Seller responsible therefor for the period prior to the Closing Date and with Purchaser's Tenant (as defined below) responsible therefor for the period from and after the Closing Date by virtue of the terms of the Transfer of Operations Agreement to be entered into between Seller and Purchaser's Tenant (the "Transfer of Operations Agreement").

     f. Real and Personal Property taxes shall be prorated as of the Closing Date, with Seller responsible therefor for the period prior to the Closing Date or Purchaser's Tenant respon-sible therefor for the period from and after the Closing Date under the terms of the Transfer of Operations Agreement.
     g. Seller shall arrange for a final statement with respect to all utilities serving the Real Property and the Facility as of the Closing Date and shall pay all fees identified thereon and Purchaser's Tenant shall, under the terms of the Transfer of Operations Agreement, arrange for all such utilities to be billed in its name from and after the Closing Date and shall pay all fees due therefor as of the Closing Date.

     h. Purchaser and Seller shall each pay their own attorney's fees.

     i. Purchaser and Seller shall share recording fees related to the recording of the Deed and any escrow fees on a 50-50 basis.

     j. In the event Seller elects to cure any objections Purchaser makes to the items described in the Title Report, the Survey or the UCC-1 search report, then Seller shall pay the cost of obtaining and recording any releases necessary to deliver title to the Seller's Assets in accordance with the terms of this Agreement.

     k. At Closing Seller shall remit to Purchaser's Tenant, under the terms of the Transfer of Operations Agreement, payments being held by Seller for services to be rendered in the month in which Closing occurs, prorated to the date of Closing to the extent they are not already in the possession of Purchaser's Tenant in its capacity as the manager of the Facility (the "Resident Pre-Payments").

POSSESSION

6. At Closing, Purchaser shall be entitled to possession of the Seller's Assets, subject only to the rights of the residents of the Facility under the Facility Admission Agreements (as defined below).

REPRESENTATIONS AND WARRANTIES

7.   Seller hereby warrants and represents to Purchaser that:

     a. Status of Seller. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified to do business in the State of Oregon.

     b. Seller's Authority. Seller's general partner has full power and authority to execute and to deliver on behalf of and in the name of Seller this Agreement and all related docu-ments, and to carry out the transaction contemplated herein. This Agreement is valid, binding and enforceable against Seller in accordance with its terms, except as such enforce-ability may be limited by creditors' rights laws and appli-cable principles of equity. The execution of this Agreement and the consummation of the transaction contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of Seller's Agreement or Certificate of Limited Partnership any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller or any of the assets of Seller may be bound or affected.

     c. Title. Seller has good and insurable fee simple title to the Real Property, and the Facility, subject only to the easements, reservations and encumbrances, if any, permitted under Paragraph 4, and good and indefeasible title to the Personal Property free and clear of all leases, liens and encumbrances. All of the Personal Property is, and at Closing will be, in good operating condition and repair and accordingly in the same or better condition and repair, as on the date of Purchaser's inspection thereof pursuant to Paragraph 11(a)(ii). The Personal Property is sufficient in quantity to operate the Facility at its full licensed capacity.

     d. The Real Property. The Facility is located on that cer-tain parcel of land more particularly described in Exhibit A attached hereto. Except with respect to those items listed in Exhibit F which Purchaser acknowledges are in need of repair and will remain in need of repair at Closing, the Facility roof and all major mechanical systems at the Facility, including, but not limited to, the Air Conditioning, Electrical and Heating and Ventilating Systems, are, and at Closing shall be, in the good operating condition and repair and accordingly in the same or better condition and repair as on the date of Purchaser's inspection thereof pursuant to Paragraph 11(a)(ii).

     e. Necessary Action. Seller will proceed with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement.

     f. Taxes and Tax Returns. All tax returns, reports and filings of any kind or nature required to be filed by Seller prior to Closing with respect to its ownership and operation of the Facility and its ownership of the Real Property and the Personal Property have been properly completed and timely filed in material compliance with all applicable requirements and all taxes or other obligations which are due and payable by Seller have been timely paid where the failure to timely file the same or to pay the taxes related thereto could result in a lien at or prior to closing against any or all of Seller's Assets.

     g. Litigation. There is no litigation, investigation, or other proceeding pending or, to the best of Seller's knowledge, threatened against or relating to Seller, its properties or business, which is material to Seller's Assets, the Facility, the Real Property or the Personal Property or to this Agreement, or which would prevent Seller from performing its obligations hereunder, and the transaction contemplated herein has not been challenged by any governmental agency or any other person, nor does Seller know or have reasonable grounds to know, of any basis for any such litigation, investigation or other proceeding. For purposes hereof, litigation, an investigation or other proceeding shall be deemed to be pending if the same has been served on Seller or Seller has otherwise been advised either orally or in writing of the pendency thereof.

     h. Books and Records. All of the books and records maintained by Seller with respect to its ownership and/or operation of the Seller's Assets are true and correct in all material respects, it being understood and agreed that Seller has not operated the Facility since June 17, 1996 and thus makes no representations or warranties with respect to the books and records maintained by Westcare Management, Inc. (the "Facility Manager") since that date.

     i. The Facility Admission Agreements. Attached hereto as Exhibit G is a true and correct copy of an exemplar of the form of admission agreement entered into by Seller with each of the current residents of the Facility and each of the admission agreements entered into by Seller is in substantially the form as the exhibit attached hereto (the "Facility Admission Agreements"). A true and correct copy of each of the Facility Admission Agreements entered into by Seller with each of the individuals residing at the Facility on or before the date on which Purchaser's Tenant commenced operation of the Facility on June 17, 1996 has been provided by Seller to Purchaser or made available by Seller to Purchaser's Tenant to review at the Facility. A true and correct list of all such Admission Agreements is attached hereto as Exhibit G. Each of the Facility Admission Agreements executed by Landlord with the residents of the Facility is in full force and effect and none of the Facility Admission Agreements has been modified or amended except as set forth in Exhibit G. Seller has no knowledge or notice that it is in default of any of its obligations under the Facility Admission Agreements nor is Seller aware of any default or any action which, with the passage of time or the giving of notice or both would constitute a default, under the Facility Admission Agreements by any of the residents who are parties thereto. At Closing Seller shall deliver to Purchaser's Tenant a duly executed assignment of the Facility Admission Agreements.

     j. Census Report. Attached hereto as Exhibit H is a true and correct Facility census report as of August 1, 1996, which identifies each of the residents of the Facility, their payor status, the daily rate currently being paid by each such resident and the date to which said rate has been paid and, in the event of any payment delinquencies, including from Medicare, Medicaid or any other third party payor, an explanation of the reason therefor and the efforts being undertaken by Seller to collect said payment. Seller shall update the census report on a monthly basis between the date hereof and the Closing Date. Seller further represents and warrants that it has the right under the Facility Admission Agreements to increase the rates and related fees and charges paid by the private pay residents of the Facility on no more than sixty (60) days notice and that it has not agreed orally or in writing to provide room, board or other services to any resident or prospective resident for a reduced or nominal fee or without charge.

     k. Liens. There are no mechanics', materialmen's or similar liens presently claimed or, to the best of Seller's knowledge, which will be claimed against the Seller's Assets for work performed or commenced prior to the date hereof at the request of Seller or of which Seller has knowledge, including work performed at the request of the Facility Manager but with the consent of Seller, Seller having made or caused to be made arrangements for payment of all those improvements now under construction or development.
     l. Environmental Matters. Except as disclosed in the Phase I Environmental Assessment dated May, 1996 prepared by Welch Enterprises, Inc., a true and correct copy of which has been delivered to Purchaser (the "Phase I Assessment"), Seller has no knowledge that Seller has (i) released into the environment, or discharged, placed or disposed of any such hazardous materials, substances or wastes or caused the same to be so released into the environment or discharged, placed or disposed of at, on or under the Seller's Assets except in non-reportable quantities in the ordinary course of Seller's business, (ii) installed any underground storage tanks on the Real Property, (iii) used the Real Property as a dump for waste material or (iv) used the incinerator located on the Real Property other than in compliance with applicable law. Except as disclosed in the Phase I Environmental Assessment, Seller has no knowledge that (i) any hazardous materials, substances or wastes are located on the Real Property or the Facility or have been released into the environment or discharged, placed or disposed of in, on or under the Real Property or the Facility except in non-reportable quantities in the ordinary course of the Seller's business; (ii) any underground storage tanks are located on the Real Property;
     (iii) the Real Property has ever been used as a dump for waste material or (iv) the Real Property and the Facility and the prior uses of the Real Property and the Facility, including the incinerator located on the Real Property, did not at all times comply with all Environmental Laws. Seller makes no representation or warranty with respect to any acts or omissions of the Facility Manager under the applicable Environmental Laws.

     m. Employees; Unions. None of the employees of the Facility are members of a labor union or subject to collective bargaining agreement with respect to their employment at the Facility. There are no labor disputes or grievances pending with respect to the operations at the Facility, except as otherwise provided in Exhibit I. For purposes hereof, a labor dispute or grievance shall be deemed to be pending if the same has been served on Seller or Seller has otherwise been advised either orally or in writing of the pendency thereof.

     n.   Compliance with Law

     (i) The Seller's Assets are in compliance with all currently applicable municipal, county, state and federal laws, regula-tions, ordinances, standards and orders and with all munici-pal, health, building and zoning by-laws and regulations (including, without limitation, the building and zoning codes) where the failure to comply therewith or to obtain a waiver therefrom could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Seller's Assets;

     (ii) There are no outstanding deficiencies or work orders of any authority having jurisdiction over the Seller's Assets requiring conformity to any applicable statute, regulation, ordinance or by-law pertaining thereto;

     (iii) Seller is not aware of any claim, requirement or demand of any agency supervising or having authority over the Facility to rework or redesign it or to provide additional furniture, fixtures or equipment so as to conform to or comply with any existing law, code or standard which has not been fully satisfied prior to the date hereof or which will not be satisfied prior to the Closing Date; and

     (iv) Attached hereto as Exhibit J is a true and correct copy of each room size or other life safety code or other waiver granted to Seller by the State of Oregon Senior and Disabled Services Division in connection with its operations at the Facility.

     o. Operating Contracts. Set forth in Exhibit K is a true and correct copies of all operating contracts entered into by Seller or the Facility in connection with the operation of the Facility prior to the date on which Purchaser's Tenant assumed management responsibility for the Facility (the "Operating Contracts"). Each of the Operating Contracts has been made available to Purchaser's Tenant for its review at the Facility and each is in full force and effect and none of the Operating Contracts has been modified or amended except as set forth in Exhibit K. Seller has no notice or knowledge that it or the Facility, as applicable, is in default of any obligations under the Operating Contracts nor is Seller aware of any default or any action which, with the passage or time or the giving of notice or both would constitute a default, under the Operating Contracts by any other party thereto. At Closing Seller shall deliver, or cause to be delivered, to Purchaser's Tenant duly executed assignments of any of the Operating Contracts which Purchaser's Tenant elects to assume under the terms of the Transfer of Operations Agreement.

     p. The Facility. The Facility is a long term care facility duly licensed by the State of Oregon with a total of 100 licensed beds. The Facility is certified to participate in Medicare and Medicaid. There is no action pending or, to the best knowledge of Seller, recommended by the appropriate state agency having jurisdiction thereof, to terminate the Facility's license or its participation in Medicare or Medicaid or any action of any other type which would have a material adverse effect on the Facility, its operations or business.

     q. Inventory. To the best of Seller's knowledge based on its inquiries of the Facility Manager, (i) all inventories of non-perishable food, central supplies, linen, housekeeping and other supplies located at the Facility are in sufficient condition and quantity to operate the Facility at normal capacity for two weeks and (ii) all inventories of perishable food are at the level normally maintained at the Facility.

     r. Financial Statements. The financial statements prepared by Seller or at Seller's direction and delivered to Purchaser for the 12 month period ended December 31, 1995 and for the two month period ended February 29, 1996 are true and correct in all material respects, fairly present the operating results, assets and liabilities of Seller with respect to the Facility and do not materially distort income or losses. All such financial statements with respect to Seller have been prepared in accordance with generally accepted accounting principles ("GAAP"), it being understood and agreed that the Facility financial statements have not been prepared in accordance with GAAP. The financial statements to be delivered by Seller to Purchaser between the date hereof and the Closing Date pursuant to Paragraph 10(a)(xviii), will when prepared, be true and correct in all material respects, will, in the case of the financial statements with respect to Seller, be prepared in accordance with GAAP, will fairly present the operating results, assets and liabilities of Seller with respect to the Facility and will not materially distort income or issues.

     s.    Cost Reports.   Seller has duly and timely filed all
     cost reports which are required as of the date hereof to be filed in connection with the operation of the Facility where the failure to file the same or to secure extensions for the filing thereof could reasonably be expected to have a material adverse effect on the reimbursement due and payable to the Facility. All of such cost reports are true, correct and complete in all material respects and have been prepared in accordance with the requirements of the Medicare and/or Medicaid Act, as applicable. True and correct copies of the most recent Medicare and Medicaid cost reports prepared by Seller with respect to the Facility are attached hereto as Exhibit L.

     t. Disclosure. No representation or warranty by Seller contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein not misleading.

     The representations and warranties of Seller in this Paragraph
7 shall be true and correct in all respects, are made by Seller both as of the date hereof and as of the date of Closing.

8.   Purchaser hereby warrants and represents to Seller that:

     a. Status of Purchaser. Purchaser is a resident of the State of Oregon.

     b. Authority. Purchaser has full power and authority to execute and to deliver this Agreement and all related docu-ments, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable as against Purchaser in accordance with its terms, except as such enforceability may be limited by creditors' rights laws and applicable principles of equity. The execution of this Agreement and the consummation of the transaction contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of any law, regulations, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of the assets or Purchaser may be bound or affected.

     c. Litigation. There is no litigation, investigation or other proceeding pending or, to the best of Purchaser's knowledge, threatened against or relating to Purchaser, its properties or business which is material to this Agreement, or which would prevent Purchaser from performing its obligations hereunder, nor does Purchaser know or have reasonable grounds to know of any basis for any such action. For purposes hereof, litigation, an investigation or a proceeding shall be deemed to be pending if the same has been served on Purchaser or Purchaser has been advised either orally or in writing of the pendency thereof.

     d. Necessary Action. Purchaser will proceed with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement.

     e. Disclosure. No representation or warranty by Purchaser contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Seller pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein not misleading.

In the event of the assignment of this Agreement by Purchaser in accordance with the terms of Paragraph 24, the Assignment Agreement shall include an update of these representations and warranties for the benefit of Seller.

9.   BROKER

     Each party hereby represents and warrants to the other party that it has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction and that it has not taken any action which would result in any real estate broker's, finder or other fees or commissions being due and payable to any other party with respect to the transaction contemplated by this Agreement. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorney's fees) resulting to the other party by reason of a breach of the representation and warranty made by the indemnifying party in this paragraph. Notwithstanding anything to the contrary contained in this Agreement, the indemnity set forth in this paragraph and any sums due pursuant to such indemnity shall constitute separate agreements in causes of action in addition to any liquidated damages provided for in this Agreement.

COVENANTS

10.  Seller

     a.   Pre-Closing.  Between the date hereof and the Closing
     Date, except as contemplated by this Agreement or with the consent of Purchaser:

     i. Other than as set forth in Paragraph 4 Seller will satisfy and discharge all claims, liens, security interests, tenancies (other than the Facility Admission Agreements and any Operating Contracts which Purchaser's Tenant assumes at Closing pursuant to the terms of the Transfer of Operations Agreement), and encumbrances on Seller's Assets;

     ii. Seller will file all tax returns, reports and filings of any kind or nature required to be filed by Seller and will timely pay all taxes or other obligations which are due and payable with respect to Seller's Assets where the failure to timely file the same or to pay the taxes related thereto could result in a lien at or prior to closing against any or all of Seller's Assets;

     iii. Seller will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement, and Seller will or will cause the Facility Manager to continue until the Closing to fulfill any obligations which Seller may have under the Facility Admission Agreements;

     iv. Seller will, or will cause the Facility Manager to, operate the Facility only in the ordinary course and with due regard to the proper maintenance and repair of the Facility and the Personal Property;

     v. Seller will, or will cause the Facility Manager to, take all reasonable action to preserve the goodwill of the residents of the Facility;

     vi. Seller will not, nor will it permit the Facility Manager to, make any material change in the operation of the Facility nor sell or agree to sell any of the items which comprise the Personal Property nor otherwise enter into an agreement materially affecting any of the Seller's Assets;

     vii. Seller will, or will cause the Facility Manager to, use its reasonable efforts to retain the services and goodwill of the employees located at or connected with the operation of the Facility;

     viii. Seller will maintain in force the existing hazard and liability insurance policies, or comparable coverage, for the Seller's Assets as now in effect;

     ix. Seller will not, nor will it permit the Facility Manager to, increase the compensation or other benefits or bonuses payable or to become payable to any of the Seller's employees connected with the operation of the Facility, except for increases substantially in accordance with existing employment practices disclosed to and approved by Purchaser's Tenant under the terms of the Transfer of Operations Agreement, if any or except for increases which will not affect Purchaser's Tenant's operations at the Facility after closing;

     x. Seller will not, nor will it permit the Facility Manager to, enter into any contract or commitment affecting the Seller's Assets except in the ordinary course of business and Seller will advise Purchaser of any contracts or commitments which it enters, whether in the ordinary course of business or otherwise;

     xi. During normal business hours, Seller will, or will cause the Facility Manager to, provide Purchaser, Purchaser's Tenant and their agents, with access on 24 hours notice to the Real Property and the Facility, provided Purchaser does not interfere with the operation of the Facility and provided Purchaser uses its best efforts not to disturb any residents of the Facility during the course of such inspections and at such times Seller shall permit Purchaser and Purchaser's Tenant to inspect the books and records and the physical and structural condition of the Facility, the Real Property and the Personal Property and to interview the Administrator and the Director of Nursing Services regarding the operations at the Facility;

     xii. Seller will timely pay all obligations which are due and payable with respect to the Seller's Assets;

     xiii. Seller will, or will cause the Facility Manager to, operate the Facility in substantial compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders as now in effect (including without limitation, the building and zoning codes as currently applied with respect thereto) and with the Environmental Laws, where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Facility or on the Seller's Assets;

     xiv. Seller will, or will cause the Facility Manager to, take all reasonable action to achieve substantial compliance with any laws, regulations, ordinances, standards and orders applicable to the Seller's Assets which are enacted after execution of this Agreement and prior to Closing;

     xv. As soon as practicable after the date hereof but in no event later than twenty (20) days following full execution of this Agreement, Seller will (a) deliver to Purchaser a UCC-1 search report (herein so called), (b) shall cause Lawyers Title Insurance Company to furnish to Purchaser a current title commitment (the "Title Report") for the issuance to Purchaser of an extended coverage Owner's title insurance policy with a value equal to the purchase price (the "Title Policy"), insuring Purchaser's interest in the Real Property and the Facility, subject to no exceptions other than those of the usual printed exceptions, which are acceptable to Purchaser and the Permitted Exceptions (hereafter defined) and (c) arrange with a survey firm acceptable to Purchaser for the preparation and delivery of an ALTA Survey of the Real Property and the Facility (the "Survey");

     xvi. Seller will provide Purchaser within ten (10) days after execution of this Agreement with copies of any environmental reports, structural report or geological reports which may be in Seller's possession with respect to the Facility and the Real Property and, to the extent Seller does not have in its possession a current Phase I Environmental Assessment, Seller will order such a report for Purchaser's benefit within ten
     (10) days after the execution of this Agreement from a reputable environmental testing firm approved by Purchaser and will cause the same to be delivered to Purchaser as soon thereafter as practicable; and

     xvii. Seller will, or will cause the Facility Manager to, provide Purchaser with copies of monthly Facility financial statements, including a balance sheet, between the date hereof and the Closing Date by no later than the 15th day after the end of each month.

     b. Closing. On the Closing Date, Seller agrees that it will:

     i. Execute and deliver to Purchaser a good and sufficient Warranty Deed to the Real Property (including the Facility) and Bill of Sale with respect to the Personal Property and such endorsements, assignments and other instruments of transfer and conveyance as shall be necessary to transfer and assign Seller's Assets to Purchaser as herein provided;

     ii. Deliver to Purchaser a certificate dated as of the Closing Date, certifying in such detail as Purchaser may reasonably specify the fulfillment of the conditions set forth in Paragraph(s) 13(a) and (b) subject to the limitations set forth in Paragraph 26 and setting forth the incumbency of the persons executing documents on behalf of Seller, a copy of the resolutions adopted by Seller's partners authorizing the transaction provided for herein and the execution of this Purchase Agreement and the other documents contemplated herein and attaching certificates of good standing issued by the offices of the Delaware and Oregon Secretary of State within no more than thirty (30) days prior to Closing;

     iii. Deliver the tangible property included in the Seller's
     Assets to Purchaser in the condition and repair required by the terms of this Agreement;

     iv. Deliver to Purchaser's Tenant any and all documents and funds required by the terms of the Transfer of Operations
     Agreement.

     v. Pay its share of the Closing costs, including, but not limited to, the Title Report, Title Policy and Survey described in Paragraph 10(a)(xvi);

     vi. Deliver to Purchaser evidence of the designation of a duly authorized representative to act with full power and authority on behalf of Seller with respect to any post-closing obligations imposed on Seller hereunder;

     vii. Pay the Cost/Deferred Maintenance Payment due at Closing;
and

     c. Post-Closing. After the Closing of this Agreement, Seller agrees that, at Purchaser's sole cost and expense, it will take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Purchaser and Seller, may be reasonably necessary to assure, complete and evidence the full and effective transfer and conveyance of Seller's Assets.

11.  Purchaser

     a.    Pre-Closing.  Between the date hereof and the Closing
     Date, except as contemplated by this Agreement or with the consent of Seller, Purchaser agrees that:

     i. Purchaser will not take any action inconsistent with his obligations under this agreement or which could hinder or delay the consummation of the transaction contemplated by this Agreement;

     ii. Within ten (10) days after his receipt of the UCC-1 Search Report, the Title Report and the Survey, Purchaser shall advise Seller in writing of his objections, if any, to each of the UCC-1 Search Report, the Title Report and the Survey. In the event Purchaser fails to notify Seller in writing of Purchaser's objections within said ten (10) day period, Purchaser shall be deemed to have waived his right to object. Within five (5) days of Seller's receipt of Purchaser's objections, Seller shall advise Purchaser whether it intends to correct the defects to which Purchaser has objected. Seller shall be obligated to act in good faith in responding to Purchaser's title objections. If Seller refuses to correct some or all of such defects, Purchaser shall have five (5) days to advise Seller of his decision to close, notwithstanding the defects, or to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder. Any matter reflected in the UCC-1 Search Report, the Title Report or the Survey not objected to in accordance with the terms hereof shall be deemed accepted by Purchaser and to be "Permitted Exceptions". Notwithstanding anything contained herein to the contrary, in the event Seller requires additional time to prepare either the Survey or the Title Report, then Seller shall have such additional time to deliver the same to Purchaser, however, in no event shall such extension be longer than fifteen (15) additional days;

     iii. Purchaser will proceed with all due diligence to obtain all consents and approvals necessary to permit the consumma-tion of the transaction contemplated by this Agreement and/or necessary to permit Purchaser to own and to operate the Facility, including, but not limited to, a license from the State of Oregon Senior and Disabled Services Department.

     iv. Purchaser will proceed with all due diligence and at its sole cost and expense to conduct such investigations and to complete the same within forty five (45) days after the date of this Agreement with respect to Seller's Assets as he deems to be reasonably necessary in connection with his purchase thereof, including, but not limited to, zoning investigations, soil studies, environmental assessments, seismic assessments, wetlands reports and investigations of Seller's and the Facility's books and records and operations, including a review of the licensure files maintained by the State of Oregon with respect to the Facility to the extent the same are publicly available, and structural inspections, provided no investigations will be physically intrusive on the Real Property or the Facility unless Seller consents thereto, which consent shall not be unreasonably withheld (the "Due Diligence Review"); provided, however, nothing herein shall be construed as amending or modifying in any manner the representations or warranties of Seller set forth in this Agreement, which representations and warranties shall be separate from and unaffected by Purchaser's Due Diligence Review; and provided, further, that Purchaser shall maintain the confidentiality of any documents or information obtained by it during the course of its Due Diligence Review and shall return the same to Seller in the event the transaction provided for herein fails close for any reason whatsoever Purchaser shall indemnify, defend and hold Seller and the Seller's Assets harmless of and from any and all losses, liabilities, costs, expenses (including without limitation, reasonable attorney's fees and costs of court at trial and on appeal), damages, liens, claims (including, without limitation mechanics' or materialmans' liens or claims of liens), actions and causes of action arising from or relating to Purchaser's (or Purchaser's Agents, employees, or representatives) entering on the Real Property and/or the Facility to test, study, investigate or inspect the same or any part thereof, whether pursuant to this paragraph or otherwise or breach of his confidentiality obligations hereunder. The foregoing indemnity shall expressly survive the Closing or the earlier termination of this Agreement; and

     v. Purchaser will cause Purchaser's Tenant to advise Seller in writing which, if any of the Operating Contracts it elects to assume as of the Closing Date in accordance with and within the time periods provided for in the Transfer of Operations Agreement..

     b. Closing. On the Closing Date, Purchaser agrees that he will:

     i. Pay the cash portion of the Purchase Price due at Closing;

     ii.  Pay his share of the Closing costs as herein provided;

     iii. Deliver to Seller a certificate dated as of the Closing Date, certifying in such detail as Seller may reasonably specify the fulfillment of the conditions set forth in Paragraph(s) 14(a) and (b) subject to the limitations set forth in Paragraph 26 and setting forth the incumbency of the officers or partners, if applicable in the event of an assignment of this Agreement by Purchaser prior to Closing in accordance with Paragraph 24, executing documents on behalf of Purchaser, a copy of the resolutions adopted by Purchaser's Board of Directors or partners, if applicable in the event of an assignment of this Agreement by Purchaser prior to Closing in accordance with Paragraph 24, authorizing the transaction provided for herein and the execution of this Purchase Agreement and the other documents contemplated herein and attaching, if applicable in the event of an assignment of this Agreement by Purchaser prior to Closing in accordance with Paragraph 24, a certificate of good standing issued by the Oregon Secretary of State within no more than thirty (30) days prior to Closing;

     iv. Use its best efforts to cause Purchaser's Tenant to deliver to Purchaser any and all documents or funds required under the terms of the Transfer of Operations Agreement;

     v.   Pay the Evergreen Principal Paydown Payment; and

     vi. Execute any and all documents reasonably required by Evergreen to evidence Purchaser's assumption of the Evergreen Note and any security documents executed in connection therewith (the "Evergreen Assumption Documents").

     c. Post-Closing. After the Closing of this Agreement, Purchaser agrees that he will and will use his best efforts to cause Purchaser's Tenant, if and to the extent required by the terms of the Transfer of Operations Agreement, to:

     i. Provide Seller with access during normal business hours to any books or records which Seller may need to file or to defend tax returns or other filings filed prior or subsequent to the Closing Date which relate to periods prior to the Closing Date; and

     ii. Take such actions and properly execute and deliver such further instruments as Seller may reasonably request to assure, complete and evidence the transaction provided for in this Agreement.

12.  Mutual

     Following the execution of this Agreement, Purchaser and Seller agree:

     a. If any event should occur, either within or without the knowledge or control of Purchaser or Seller, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transaction contemplated by this Agreement, to use its, his or their reasonable efforts to cure the same as expeditiously as possible; and

     b. To cooperate fully with each other in preparing, filing prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any govern-mental instrumentality or any third party or to accomplish the transaction contemplated by this Agreement.

CONDITIONS

13. All obligations of Purchaser under this Agreement are subject to fulfillment, prior to or at Closing, of each of the following conditions, any one or all or which may be waived in writing by
Purchaser:

     a. Seller's Representations and Warranties True at Closing. Seller's representations and warranties contained in this Agreement or in any certificate delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.

     b. Seller's Performance. Seller shall have performed all of its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Purchaser in accordance with the terms hereof, including, but not limited to, making the Cost/ Deferred Maintenance Payment at Closing in the manner directed by Purchaser.

     c. No Defaults. Seller shall not be in default, where said default cannot be cured by Closing, under any mortgage, contract, lease or other agreement to which Seller is a party or by which Seller is bound and which affects or relates to the Real Property, the Personal Property or the Facility, including, but not limited to, the Facility Admission Agreements.

     d. Due Diligence Review. Purchaser shall be satisfied with the results of its Due Diligence Review of the Real Property and the Facility within the period specified in Paragraph 11(a) (iv); provided, however, nothing herein shall be construed as amending or modifying in any manner the repre-sentations or warranties of Seller set forth in this Agree-ment, which representations and warranties shall be separate from and unaffected by Purchaser's Due Diligence Review except as to any representations or warranties which, during the course of Purchaser's Due Diligence Review, Seller demonstrates Purchaser obtained knowledge of falsity or inaccuracy thereof. In the event Purchaser elects to terminate this Agreement within the period specified in Paragraph 11(a)(iv) and this Paragraph 13(d), the parties shall have no further rights or obligations hereunder, other than Seller's obligation to pay any title cancellation and UCC search fees incurred as a result of such termination.

     e. Title. The Title Insurer shall issue to Purchaser as of the date of Closing, an Owner's extended coverage policy of title insurance for the Real Property and the Facility in the full amount of the purchase price and in accordance with the requirements of Paragraph 4.

     f. Survey. Purchaser shall be reasonably satisfied as to the results of the ALTA Survey in accordance with the provisions of Paragraph 11(a)(ii).

     g. UCC Search. Purchaser shall be reasonably satisfied with the results of the UCC search conducted by Seller pursuant to Paragraph 10(a)(xvi) in accordance with the provisions of Paragraph 11(a)(ii).

     i. Approvals. Purchaser shall have received all consents, and approvals as may be necessary for him to own and Purchaser's Tenant shall have received all consents and approvals as may be necessary for it to operate the Facility, including, but not limited to, the issuance by the Oregon Senior and Disabled Services Department to Purchaser of a license to operate the Facility.

     j. Licensure Status. The Facility shall be fully licensed and certified to participate in Medicare and Medicaid and there shall be no action pending or threatened to revoke or withdraw its license or certification or to place the Facility on stop placement or otherwise limit admissions to the Facility.

     k. Facility Operations. Purchaser shall have entered into a lease with Columbia River Health Services, Inc. ("Purchaser's Tenant") for the leasing of the Facility effective as of the Closing Date on terms acceptable to Purchaser and Purchaser's Tenant and Purchaser's Tenant shall have entered into a Transfer of Operations Agreement with Seller and/or the Facility Manager with respect to the transition of certain Facility operational issues as of the Closing Date.

     l. Facility Manager. Seller shall provide Purchaser with evidence reasonably satisfactory to it that the Facility Management Agreement has terminated effective as of the Closing Date and that neither Purchaser nor Purchaser's Tenant will have any liability thereunder after the Closing Date.

     m. Evergreen Note Assumption. Purchaser and Evergreen or the current Evergreen Note holder, as applicable, shall have negotiated acceptable terms for and shall have executed the Evergreen Assumption Documents and Purchaser shall have received from Evergreen or the current Evergreen Note holder, an Estoppel Certificate confirming that the Evergreen Note is in full force and effect, has not been modified except by the terms of the Evergreen Assumption Document and that there is no Event of Default outstanding thereunder nor any event which, with the giving of notice of the passage of time or both would constitute an Event of Default thereunder.

     Subject to the limitations set forth in the foregoing Paragraph 13, in the event any of the foregoing conditions is not satisfied by Seller or Purchaser, as appropriate, or waived by Purchaser prior to Closing, Purchaser shall have the right to terminate this Agreement in accordance with the provisions of Paragraph 17.

14.  CONDITIONS TO SELLER'S OBLIGATIONS

     All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions, any one or all of which may be waived by Seller in writing:

     a. Purchaser's Representations and Warranties True at Closing. Purchaser's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contem-plated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.

     b. Purchaser's Performance. Purchaser shall have performed its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Seller in accordance with the terms hereof.

INDEMNIFICATION

15.  Seller shall indemnify and hold Purchaser or Purchaser's
Tenant, if required by the terms of the Transfer of Operations
Agreement, harmless from and against:

     a. Except as otherwise provided in this Agreement, any and all obligations relating to the ownership of Seller's Assets and the operation of the Facility which exist at the Closing Date, including, but not limited to (i) any obligations under the Facility Admission Agreements or the Operating Contracts which Purchaser's Tenant elects to assume at Closing under the terms of the Transfer of Operations Agreement and (ii) any obligations with respect to the Resident Trust Funds;

     b. Any and all damage, loss or liability arising either before or after the Closing Date under any of the Operating Contracts which Purchaser's Tenant does not elect to assume at Closing under the terms of the Transfer of Operations Agreement;

     c. Subject to the limitations set forth in Paragraph 26, any and all damage, loss, or liability resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Seller under this Agreement or from any misrepresentation in any certifi-cate furnished or to be furnished to Purchaser hereunder;

     d. Any and all liability or loss arising out of or relating to any failure in connection with the transaction contemplated herein to comply with the requirements of any laws or regula-tions relating to bulk sales or transfers; and

     e. Any and all actions, suits, proceedings, demands, assess-ments, judgments, reasonable costs, and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.

     For purposes of Paragraph 15(a), an obligation shall be deemed to "exist" as of the Closing Date if it relates to events which occurred prior to the Closing Date even if it is not asserted until after the Closing Date.

16. Purchaser shall indemnify and hold Seller harmless from and against and if and to the extent Purchaser's Tenant has assumed an indemnity obligation with respect thereto under the terms of the Transfer of Operations Agreement, shall use its best efforts to cause Purchaser's Tenant to:

     a. Except as otherwise provided in this Agreement, any and all obligations relating to the ownership of the Seller's Assets and the operation of the Facility from and after the Closing Date, including, but not limited to any obligations under any of the Facility Leases or Operating Contracts which Purchaser elects to assume at Closing and any obligations with respect to the Resident Prepayments;

     b. Subject to the limitations set forth in Paragraph 26, any and all damage, loss or liability resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Purchaser under this agreement or from any misrepresentation in any certi-ficate furnished or to be furnished to Seller hereunder;

     c. Any and all damage, loss or liability resulting from the conduct by or the negligence or willful misconduct of Purchaser in performing its Due Diligence Review; and

     d. Any and all actions, suits, proceedings, demands, assess-ments, judgments, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.

TERMINATION

17.  a.   This Agreement may be terminated and the transaction
     contemplated herein abandoned at any time prior to Closing:

     i.   By mutual agreement of the parties;

     ii. By Seller, if any of the conditions set forth in Paragraph 14 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifi-cally provided for the performance thereof (as the same may be extended) through no fault of Seller and as a result of a material breach by Purchaser of its obligations hereunder and the same shall not have been waived by Seller;

     iii. By Purchaser, if any of the conditions set forth in Paragraph 13 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifi-cally provided for the performance thereof (as the same may be extended) through no fault of Purchaser and as a result of a material breach by Seller of its obligations hereunder and the same shall not have been waived by Purchaser;

     iv. By either Seller or Purchaser in the event of a material breach by the other party of its obligations hereunder;

     v. If the Closing has not occurred by December 1, 1996 (the "Outside Closing Date").

     b. In the event that prior to the Closing Date, a material portion of the Real Property, the Facility or the Personal Property shall have been damaged or destroyed by fire or other casualty, or shall have been taken or condemned by any public or quasi-public authority under the power of eminent domain, Purchaser shall have the right to terminate this Agreement on written notice to Seller which notice must be delivered within ten (10) days after Purchaser receives notice of such damage, destruction or condemnation. In the event Purchaser fails to exercise its termination rights hereunder, then it shall be conclusively deemed to have waived said right and Seller shall assign to Purchaser all of its rights to any insurance pro-ceeds or condemnation award and all claims in the connection therewith. In the event Purchaser exercises its termination rights hereunder, the parties shall have no further rights or obligations hereunder.

     c. Neither party to this Agreement may claim termination or pursue any other remedy referred to in Paragraph 17(a) on account of a breach of a condition, covenant or warranty by the other, without first giving such other party written notice of such breach and not less than ten (10) days within which to cure such breach; provided, however, in no event shall the Closing Date be postponed beyond the Outside Closing Date.

     d. In the event of the termination of this Agreement by Seller under Paragraphs 17(a)(ii) or (iv) or under Paragraph 17(a)(v) in the event the Closing has failed to occur as a result of a material breach by Purchaser of its obligations hereunder, Seller's sole remedy shall be to terminate this Agreement and to sue Purchaser for any damages suffered as a result thereof.

     e. In the event of the termination of this Agreement by Purchaser under Paragraphs 17(a)(iii) or (iv) or under Paragraph 17(a)(v) in the event the Closing has failed to occur as of a material breach by Seller of its obligations hereunder, Purchaser shall have the right as Purchaser's sole and exclusive remedies either to (i) terminate this Agreement and sue Seller for damages suffered as a result thereof or
     (ii) seek specific performance of Seller's obligations hereunder.

EMPLOYEE BENEFITS

18. Seller and Purchaser agree that any and all issues with respect to the termination and hiring of, and wages and benefits due to, the employees of the Facility shall be addressed directly between Seller and Purchase's Tenant under the terms of the Transfer of Operations Agreement.

RESIDENT TRUST FUNDS

19. Seller and Purchaser agree that any and all issues with respect to resident trust funds shall be addressed directly between Seller and Purchase's Tenant under the terms of the Transfer of Operations Agreement.

NOTICES

20. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission (if confirmed verbally or in writing by mail as aforesaid), to the following address:

     To Seller:          Plantation Associates, L.P.
                    c/o WelCare International Management Corporation 7000 Central Parkway, Suite 970
                    Atlanta, GA 30328
                    Attn: Alan Dahl
                    Phone No.:     (770) 698-9040
                    FAX No.:  (770) 395-9776
     with copy to:       Lynn Scott, Esq.
                    Nelson, Mullins, Riley & Scarborough
                    400 Colony Square
                    Suite 2200
                    1201 Peachtree Street, N.E.
                    Atlanta, GA  30361
                    Phone No.:     (404) 817-6169
                    FAX No.:  (404) 817-6050

     To Purchaser:       Carey Dean Erwin
                    One Jefferson Parkway, No. 107
                    Lake Oswego, OR 97035-8809
                    Phone No.:  (503) 697-8528
                    FAX No.:    (503) 697-6969

     with copy to:       Randi S. Nathanson, Esq.
                    The Nathanson Group
                    1411 Fourth Avenue, Suite 905
                    Seattle, WA 98101
                    Phone No.:     (206) 623-6239
                    FAX No.:  (206) 623-1738

     Notice shall be deemed given three (3) business days after deposit in the mail, on the next day if sent by overnight courier and on receipt if sent by facsimile (and confirmed verbally or by mail as aforesaid).

SOLE AGREEMENT

21. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, discussions, writings and agreements between them, including but not limited to that letter dated May ____, 1996 from Purchaser to Seller and signed by the parties on or about May 30, 1996 (the "Letter of Intent").

SUCCESSORS

22. The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the heirs and successors of the parties hereto, it being specifically understood and agreed that Purchaser shall have the right, without the consent of Seller to assign in whole or in part its rights and obligations hereunder to an affiliate (which for purposes hereof shall include a partnership in which Purchaser is partner, a limited liability company in which Purchaser is member or a corporation in which Purchaser is a shareholder) and with the consent of Seller to assign in whole or in part its rights and obligations hereunder to an unrelated third party; provided no such assignment shall relieve Purchaser of its obligations hereunder and provided, further, that Purchaser shall provide Buyer with notice of any such assignment and such assignee shall assume all of Purchaser's obligations hereunder in writing.

CAPTIONS

23. The captions of this Agreement are for convenience of refer-ence only and shall not define or limit any of the terms or provisions hereof.

SURVIVAL/LIMITATION OF ACTIONS

24. All covenants, warranties and representations of Purchaser and Seller herein other than Seller's representation and warranty in Paragraph 7(l), which shall survive for the applicable statute of limitations period and Seller's representation and warranty in Paragraph 7(d) which shall survive for a period of ninety (90) days, shall survive for two years after Closing after which they shall automatically expire; provided, however, that in the event notice of a claim is delivered by Seller or Purchaser prior to expiration of said ninety day, two year or statutory period, as applicable, the representation, warranty or covenant which is the subject of said claim shall survive until the final, non-appealable resolution thereof.

GOVERNING LAW

25. This Agreement shall be governed by and construed in accord-ance with the laws of the State of Oregon.

SEVERABILITY

26. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provi-sions hereof shall not in any way be affected or impaired thereby.

COUNTERPARTS

27. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. This Agreement may be executed (i) on an original, (ii) a copy of an original, or (iii) by a facsimile transmission copy of an original followed within five (5) calendar days with execution of an original.

THIRD PARTY BENEFICIARY

28. The provisions of this Agreement are not intended to confer any benefits upon any person or entity not a party to this Agreement other than Purchaser's Tenant, who is an intended beneficiary of the provisions of Paragraphs 5(e), 5(f), 5(k), 7(i), 7(o), 10(a)(ix), 10(b)(iv), 10(b)(vi), 10(b)(vii), 10(b)(viii), 15,
18, 19 and 29 as set forth more fully in the Transfer of Operations
Agreement.

ACCOUNTS RECEIVABLE

29. Seller and Purchaser agree that any and all issues with respect to the accounts receivable of the Facility shall be addressed directly between Seller and Purchase's Tenant under the terms of the Transfer of Operations Agreement.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

SELLER:                  PLANTATION ASSOCIATES, L.P.

                              By:  CONSOLIDATED RESOURCES
                                       HEALTH CARE FUND V, L.P.

                              Its:   GENERAL PARTNER


                                   By:
                                   Its:


PURCHASER:                    CAREY DEAN ERWIN

                              ____________________________

                              EXHIBIT INDEX


EXHIBIT A--Real Property Description

EXHIBIT B--Personal Property List

EXHIBIT C--Evergreen Note Letter

EXHIBIT D--Deed

EXHIBIT E--Bill of Sale

EXHIBIT F--List of Repairs

EXHIBIT G--Facility Admission Agreements

EXHIBIT H--Census Report

EXHIBIT I--Labor Disputes

EXHIBIT J--Waivers

EXHIBIT K--Operating Contracts

EXHIBIT L--Cost Reports

EXHIBIT A
REAL PROPERTY DESCRIPTION
Omitted herein.  To be supplied upon request

EXHIBIT B
PERSONAL PROPERTY LIST
Omitted herein.  To be supplied upon request

EXHIBIT C
EVERGREEN NOTE LETTER
Omitted herein.  To be supplied upon request

EXHIBIT D
DEED

After recording, return to:
Randi S. Nathanson, Esq.
The Nathanson Group
1411 Fourth Avenue, Suite 905
Seattle, Washington 98101

Until further notice, all future
tax statements shall be sent to:
Carey Dean Erwin
One Jefferson Parkway, No. 107
Lake Oswego, OR 97035-8809

                 STATUTORY BARGAIN AND SALE DEED


PLANTATION ASSOCIATES, L.P. a Delaware limited partnership
Grantor, conveys to CAREY DEAN ERWIN Grantee, the following described real property situated in ______ County, State of Oregon, to-wit:

SEE ATTACHED EXHIBIT A

THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS, BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.

The true consideration for this conveyance is $__________.

Dated this ___ day of ___________, 1996.


                              PLANTATION ASSOCIATES, L.P.
                              By:  CONSOLIDATED RESOURCES
                                      HEALTH CARE FUND V, L.P.
                                   Its:   GENERAL PARTNER

                                   By:
                                   Its:


                                   By:
                                   Its:


ACKNOWLEDGEMENT


STATE OF ___________________

COUNTY OF___________________

On ________________, 1996, personally appeared _______________  and
_______________ each for himself and not one for the other, did say that the former is the _____________ and that the latter is the __________ of Consolidated Health Resources Fund V L.P., a
_________ limited partnership, which is the general partner of Plantation Associates, L.P., and that said instrument was signed and sealed on behalf of said limited partnership in its capacity as the general partner of Plantation Associates, L.P. by authority of its general partner; and each of them acknowledged said instrument to be his voluntary act and deed.



                              Notary Public for
                              STATE OF ____________________
                              My commission expires:

EXHIBIT E
BILL OF SALE

In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Plantation Associates, L.P. ("Seller") does hereby grant, bargain, sell, convey and transfer to Carey Dean Erwin ("Buyer") all of its right, title and interest in and to, all and singular, the furniture, fixtures and equipment described in Exhibit A attached hereto (the "Property").

TO HAVE AND TO HOLD, all and singular, the Property hereby sold, assigned, transferred and conveyed to Buyer, its successors and assigns, to and for its own use and benefit.

Seller hereby represents and warrants to Buyer that Seller is the owner of said Property, that Seller has full right, power and authority to sell said Property and to make this Bill of Sale, that said Property is free and clear of all liens and encumbrances.

     Dated:    _________________, 1996

                              PLANTATION ASSOCIATES, L.P.

                              By:  CONSOLIDATED RESOURCES
                                      HEALTH CARE FUND V, L.P.
                                   Its:   GENERAL PARTNER

                                   By:
                                   Its:


                                   By:
                                   Its:

EXHIBIT F
LIST OF REPAIRS
Omitted herein.  To be supplied upon request

EXHIBIT G
FACILITY ADMISSION AGREEMENTS
Omitted herein.  To be supplied upon request

EXHIBIT H
CENSUS REPORT
Omitted herein.  To be supplied upon request

EXHIBIT I
LABOR DISPUTES
Omitted herein.  To be supplied upon request

EXHIBIT J
WAIVERS
Omitted herein.  To be supplied upon request

EXHIBIT K
OPERATING CONTRACTS
Omitted herein.  To be supplied upon request

EXHIBIT L
COST REPORTS
Omitted herein.  To be supplied upon request